UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2020

HOMETOWN INTERNATIONAL, INC.

(Exact name of Company as specified in its charter)

Delaware	333-207488	46-5705488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 E. Grant Street

Woodstown, NJ, 08098

(Address of principal executive offices) (Zip Code)

(856) 759-9034

(Registrant's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1. Registrant’s Business and Operations

Item 1.01 Entry into a Definitive Material Agreement.

On March 18, 2020, Hometown International, Inc., a Nevada corporation (the “Company”), entered into a Debt Exchange Agreement (the “Agreement”) with Europa Capital Investments, LLC, a North Carolina limited liability company (the “Lender”), pursuant to which $100,000 of the principal amount of debt owed by the Company to the Lender was converted to 100,000 shares of the Company’s common stock (the “Conversion Shares’). The Lender had acquired the debt from other lenders to the Company. The remaining principal balance owed to the Lender in the amount of $44,978.54, plus any accrued and unpaid interest, is due and payable on December 31, 2020.

The foregoing description of the Debt Exchange Agreement is not complete and is qualified in its entirety by reference to the full text of the Debt Exchange Agreement, a copy of which is attached hereto as Exhibit 10.3.

Section 3 – Securities and Trading Markets

Item. 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 above, which disclosure is incorporated herein by reference.

The issuance of the Conversion Shares was made pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).  However, given the relationship between the Company and the Lender, the shares were issued with a restrictive legend.

Section 8. Other Events

Item 8.01 Other Events.

Share Repurchases

On March 18, 2020 the Company repurchased an aggregate of 38,336 shares of the Company’s common stock (the “Repurchased Shares”) from a total of 11 shareholders, at a purchase price of $1.00 per share. The Repurchased Shares were returned to the Company’s number of authorized but unissued shares of common stock.

As a result of the issuance of the 100,000 Conversion Shares to the Lender, and the repurchase by the Company of the 38,336 Repurchased Shares, the Company currently has 5,297,004 shares of common stock issued and outstanding.

Warrants

On March 18, 2020, the Board of Directors of the Company authorized the issuance of warrants to the shareholders of record as of March 31, 2020. As of such date, the Company shall send each shareholder of record (i) five Class A Warrants entitling the holder thereof to purchase five shares of common stock at an exercise price of $1.25 per share, (ii) five Class B Warrants entitling the holder thereof to purchase five shares of common stock at an exercise price of $1.50 per share, (iii) five Class C Warrants entitling the holder thereof to purchase five shares of common stock at an exercise price of $1.75 per share and (iv) five Class D Warrants entitling the holder thereof to purchase five shares of common stock at an exercise price of $2.00 per share, with each warrant expiring on March 31, 2035 (collectively, the “Warrants”). The distribution of the Warrants to the shareholders of the Company as of March 31, 2020 will be pursuant to an exemption from registration under the Securities Act.

The foregoing description of the Warrants is not complete and is qualified in its entirety by reference to the full text of the Class A Warrants, the Class B Warrants, the Class C Warrants and the Class D Warrants, copies of which are attached hereto as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits

Exhibit Number	Exhibit
4.1	Form of Class A Warrant
4.2	Form of Class B Warrant
4.3	Form of Class C Warrant
4.4	Form of Class D Warrant
10.3	Debt Exchange Agreement, dated March 18, 2020 by and between Europa Capital Investments, LLC and Hometown International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hometown International, Inc. (Registrant)

Date: March 20, 2020	By:	/s/ Paul F. Morina
Paul F. Morina Chief Executive Officer and Chief Financial Officer

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